Exhibit 31.1

CERTIFICATION

I, Scott Paul, certify that:

1. I have reviewed this quarterly report on Form 10-Q of Hoku Corporation (the “Registrant”); and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: June 15, 2010	By:	/s/ SCOTT PAUL
Scott Paul
President and Chief Executive Officer
( Principal Executive Officer )